UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2021

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	811-8387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West 31st Street, 2nd Floor

New York, New York 10001

(Address of Principal Executive Offices)

212-686-1515

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Entry into Stock Purchase Agreement

On September 2, 2021 (the “Effective Date”), Waterside Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA) by and between (i) the Company; (iii) Ryan Schadel, an individual (“Buyer”), and (iii) Roran Capital LLC, a Wyoming limited liability company and a related party of the Company as of the Effective Date (“Roran”).

Pursuant to the SPA, Roran agreed to sell to Buyer 4,247,666 shares of the Company’s common stock, par value of $1.00 per share (the “Common Stock”) held by Roran (the “Shares”) for a total purchase price of $385,000 (the “Purchase Price”). Additionally, Roran agreed to forgive all amounts by the Company to Roran pursuant to a Promissory Note dated September 19, 2017 (the “Promissory Note”) (approximately $186,279 in principal and interest as of the Effective Date), which Roran agreed would be terminated and pursuant to a debt forgiveness and release agreement between the Company and Roran.

Finally, the Company agreed that it would take such actions as required to expand the Company’s Board of Directors to be a number of persons as determined by Buyer, and to name certain persons as selected by Buyer as directors on the Company’s Board of Directors, as well as to name and certain persons selected by Buyer as officers of the Company. Thereafter, the Company agreed that all of the directors and officers of the Company other than those named by Buyer as described herein would resign from all such positions with the Company.

The consummation of each of the transactions described above (the “Closing”) was subject to certain customary Closing conditions. Among other conditions to Closing, the parties must be satisfied that each of the representations and warranties made by the parties in the SPA are true and correct in all material respects (except for those that must be true and correct in all respects) as of the Closing Date, and that each party has performed or complied in all material respects with all covenants and conditions required by the SPA to be performed or complied with by it prior to or at the Closing. Additionally, the parties must be satisfied that there are no governmental prohibitions against the Closing. With respect to the obligations of Buyer to consummate the Closing, Buyer must be satisfied that, among other things, all necessary Consents for the Closing have been obtained by Roran and the Company, that the Company is current in all its reporting obligations with the Securities and Exchange Commission (the “SEC”), and that the Company has no liabilities in excess of $1,000 except liabilities incurred in the ordinary course of business not in excess of $5,000.

The parties agreed that the Closing would occur on the third business day following the satisfaction or waiver by the parties to the SPA of the conditions to Closing as set forth in the SPA, or on such other date as the parties agree (such date, the “Closing Date”).

The SPA contains customary indemnification provisions with respect to the Company and Roran on one hand, and Buyer on the other hand.

The description of the SPA in this Item 1.01 of this Current Report on Form 8-K is not purported to be complete, and is qualified in its entirety by reference to the SPA itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Closing

On September 2, 2021 (the “Closing Date”), the Closing occurred, and the following actions were taken as contemplated in the SPA:

(i)	Roran sold to Buyer, and Buyer purchased from Roran, the Shares in exchange for the Purchase Price.
(ii)	Roran forgave all amounts owed to it under the Promissory Note by the Company and cancelled the Promissory Note pursuant to a debt forgiveness and release agreement entered into between the Company and Roran on same date (filed as Exhibit 10.2 to this Current Report on Form 8-K).
(iii)	The Company’s sole director and officer, Zindel Zelmanovitch, appointed Buyer as the sole Director of the Company, and appointed Buyer as Chief Executive Officer and Secretary of the Company.
(iv)	Zindel Zelmanovitch resigned from all officer and director positions with the Company.

Item 5.01	Changes in Control of Registrant.

At the Closing, Buyer acquired 4,247,666 shares of the Company’s Common Stock, representing 69.7% of the issued and outstanding shares of Common Stock of the Company on a fully diluted basis as of the Closing Date. As such, the Closing of the SPA resulted in a change of control of the Company, with Buyer beneficially owning 69.7% of the voting securities of the Company.

In addition, at the Closing, Buyer became the sole officer and director of the Company.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Closing of the SPA is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Company’s sole director and officer, Zindel Zelmanovitch, appointed Buyer (Ryan Schadel) as the sole Director of the Company, and appointed Mr. Schadel as Chief Executive Officer and Secretary of the Company. Immediately thereafter, Zindel Zelmanovitch resigned from all officer and director positions with the Company.

The resignation of Zindel Zelmanovitch was not the result of any disagreement between the Company and Mr. Zelmanovitch. A copy of Mr. Zelmanovitch’s resignation letter is included as Exhibit 17.1 to this Current Report on Form 8-K.

Biographical information of Ryan Schadel is provided below.

Ryan Schadel, Chief Executive Officer, Secretary, and Director.

Ryan Schadel is the sole officer and director of the Company, joining the Company on September 2, 2021. Mr. Schadel has 19 years’ experience in the temporary staffing industry. During these 19 years he has held numerous positions, starting as a sales rep in January 2000 with a nationwide temporary staffing company, then moving on management and executive roles. Mr. Schadel is the founder of Labor Smart, Inc., multi-state staffing firm, where he served as CEO from its inception in May 2011 until his departure in March 2021. Mr. Schadel also held the position of CEO of AlumiFuel Power Corporation from 2017 to 2018 after securing enough shareholder votes to take control of the company.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of September 2, 2021, by and between the Company, Ryan Schadel, and Roran Capital LLC.
10.2	Debt Forgiveness Agreement and Cancellation of Note dated September 2, 2021 by and between the Company and Roran Capital LLC.
17.1	Resignation Letter of Zindel Zelmanovitch dated September 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: September 9, 2021	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer